EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref: SSY/604835-000001/7901266v2

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The9 Limited

Building No. 3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

27 March 2015

Dear Sirs,

The9 Limited (the “Company”)

We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, which will be filed with the Securities and Exchange Commission in the month of March 2015.

Yours faithfully

/s/ Maples and Calder

Maples and Calder